Exhibit 99.1

MOHEGAN GAMING & ENTERTAINMENT

ANNOUNCES FIRST QUARTER FISCAL 2020 OPERATING RESULTS

Uncasville, Connecticut, February 6, 2020 – Mohegan Gaming & Entertainment (“MGE” or the “Company”), a master developer and operator of premier global integrated entertainment resorts, including Mohegan Sun in Uncasville, Connecticut, Mohegan Sun Pocono in Plains Township, Pennsylvania, the MGE Niagara Resorts in Niagara Falls, Canada and INSPIRE Entertainment Resort in Incheon, South Korea, announced today operating results for its first fiscal quarter ended December 31, 2019.

“I am pleased to report that fiscal 2020 is off to a solid start with consolidated first-quarter revenues and Adjusted EBITDA above prior year results, driven by the strong year over year growth in revenue and Adjusted EBITDA at Mohegan Sun Pocono and the inclusion of MGE Niagara Resorts,” said Mario Kontomerkos, President & Chief Executive Officer of MGE. “Importantly, on a like for like basis, excluding the positive contribution of MGE Niagara Resorts, overall adjusted EBITDA was roughly flat with the prior year while overall Adjusted EBITDA margins improved, a remarkable achievement considering the competitive pressures in the northeast region over the last 18 months. Performance at our flagship property Mohegan Sun was strong due to better expense management and continued strong performance in non-gaming segments, highlighted by our recent hosting of the Miss America Competition. Looking beyond the United States, construction is progressing on-time and on-budget in Inspire Korea, while the integration of the MGE Niagara Resorts progresses well despite the impact of lower table hold rates and adverse weather in the quarter. Finally, our expansion into Las Vegas took a large step forward this week, as MGE and our partner Virgin Hotels began the renovation of the future Virgin Hotels Las Vegas set to open in late 2020.”

Selected consolidated operating results for the first quarter ended December 31, 2019 and prior year period (unaudited):

•	Net revenues of $399.1 million vs. $319.5 million in the prior year period, a 24.9% increase;

•	Income from operations of $43.4 million vs. $43.4 million in the prior year period; and

•	Adjusted EBITDA of $75.1 million vs. $71.9 million in the prior year period, a 4.5% increase.

Consolidated net revenues increased 24.9% driven primarily by the recent acquisition of MGE Niagara Resorts. On a like for like basis, revenue increases were driven by Mohegan Sun Pocono, and continued outperformance from non-gaming revenue growth, including entertainment and hotel revenues at Mohegan Sun. These increases were partially offset by lower gaming volumes at Mohegan Sun. Adjusted EBITDA increased 4.5% during the quarter, reflecting the contributions noted above as well as stronger EBITDA from the Management, Development and Other segment. Importantly, adjusting for the impact of MGE Niagara Resorts, overall Adjusted EBITDA was approximately flat with the prior year first quarter, with overall EBITDA margins above prior year levels, reflecting the positive impact revenue enhancements and expense controls have had on the underlying core business.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31,	December 31,		Percentage
	2019	2018	Variance	Variance
Net revenues	$243,335	$252,679	$(9,344)	(3.7%)
Income from operations	$45,065	$44,063	$1,002	2.3%
Adjusted EBITDA	$65,098	$68,549	$(3,451)	(5.0%)

Net revenues and Adjusted EBITDA declined modestly during the quarter, driven by lower overall gaming revenues which were partially offset by stronger non-gaming results. Slot volumes declined 6.7%, while table volumes decreased 6.4%. Had table hold percentage fallen into the historically normal range, Net Revenues would have declined less than 2.4% and Adjusted EBITDA would have been flat, respectively. Non-gaming revenues increased during the quarter, driven by improvement in hotel, retail and entertainment.

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31,	December 31,		Percentage
	2019	2018	Variance	Variance
Net revenues	$61,954	$60,791	$1,163	1.9%
Income from operations	$7,794	$7,192	$602	8.4%
Adjusted EBITDA	$11,209	$10,608	$601	5.7%

Net revenues increased during the quarter driven by all revenue segments, though most notably by hotel and food & beverage. Gaming revenues benefited from an increase in both table drop and slot handle in period, both translating to improvements in gross table win and slot win. Better performance in overall gaming reflects a more rational competitive environment and upgrades to the overall property. The year-over-year increase in Adjusted EBITDA was largely driven by improvements in table games and the positive contribution from hotel and food & beverage.

MGE Niagara Resorts

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31,	December 31,		Percentage
	2019	2018	Variance	Variance
Net revenues	$84,974	$—	$84,974	100.0%
Loss from operations	$(1,333)	$—	$(1,333)	100.0%
Adjusted EBITDA	$3,811	$—	$3,811	100.0%

Topline performance at the recently acquired MGE Niagara Resorts was adversely impacted by the combination of lower than expected table hold in the quarter and the impact of especially challenging weather. Non-gaming performance is improving, specifically within the food & beverage and hotel segments, a trend that we expect to continue as upgrades are made to the overall non-gaming and entertainment offerings.

Management, Development and Other

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31,	December 31,		Percentage
	2019	2018	Variance	Variance
Net revenues	$9,012	$5,712	$3,300	57.8%
Loss from operations	$(918)	$(413)	$(505)	122.3%
Adjusted EBITDA	$2,130	$159	$1,971	N.M.

N.M. - Not Meaningful.

Net revenues increased due to continued growth in management fees at ilani, driven by continued EBITDA growth at the property. EBITDA performance also reflects higher expenses associated with ongoing domestic and international development efforts.

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31,	December 31,		Percentage
	2019	2018	Variance	Variance
Net revenues	$108	$378	$(270)	(71.4%)
Loss from operations	$(7,164)	$(7,472)	$308	4.1%
Adjusted EBITDA	$(7,147)	$(7,450)	$303	4.1%

Improvements within Adjusted EBITDA were driven by better overall labor expense control along with lower overall consulting fees.

MGE Property Information

	Net Revenues		Income (Loss) from Operations		Adjusted EBITDA
(in thousands, unaudited)	For the Three Months Ended		For the Three Months Ended		For the Three Months Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2019	2018	2019	2018	2019	2018
Mohegan Sun	$243,335	$252,679	$45,065	$44,063	$65,098	$68,549
Mohegan Sun Pocono	61,954	60,791	7,794	7,192	11,209	10,608
MGE Niagara Resorts	84,974	—	(1,333)	—	3,811	—
Management, development and other	9,012	5,712	(918)	(413)	2,130	159
Corporate	108	378	(7,164)	(7,472)	(7,147)	(7,450)
Inter-segment	(331)	(60)	(19)	—	(19)	—

Total	$399,052	$319,500	$43,425	$43,370	$75,082	$71,866

Other Information

Liquidity

As of December 31, 2019 and September 30, 2019, MGE held cash and cash equivalents of $139.2 million and $130.1 million, respectively. Inclusive of letters of credit, which reduce borrowing availability, MGE had $110.7 million of borrowing capacity under its senior secured revolving facility and line of credit as of December 31, 2019. In addition, inclusive of letters of credit, which reduce borrowing availability, MGE Niagara Entertainment Inc. had $96.0 million of borrowing capacity under the MGE Niagara Resorts revolving facility and line of credit as of December 31, 2019.

Conference Call

MGE will host a conference call and simultaneous webcast regarding its first quarter of fiscal 2020 operating results on February 6, 2020 at 11:00 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(508) 637-5458 (International)

Conference ID: 7588661

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on MGE’s website at www.mohegangaming.com, under the “Financial Information/Financial Updates” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on February 6, 2020. This replay will run through February 20, 2020.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 7588661

About Mohegan Gaming & Entertainment

MGE is primarily engaged in the ownership, operation and development of integrated entertainment facilities, both domestically and internationally, including: (i) Mohegan Sun in Uncasville, Connecticut, (ii) Mohegan Sun Pocono in Plains Township, Pennsylvania, (iii) Niagara Fallsview Casino Resort, Casino Niagara and the future 5,000-seat Niagara Falls Entertainment Centre, all in Niagara Falls, Canada, (iv) Resorts Casino Hotel in Atlantic City, New Jersey, (v) ilani Casino Resort in Clark County, Washington, (vi) Paragon Casino Resort in Marksville, Louisiana and (vii) INSPIRE Entertainment Resort, a first-of-its-kind, multi-billion dollar integrated resort and casino under construction at Incheon International Airport in South Korea. For more information on MGE and our properties, visit www.mohegangaming.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of MGE. Information concerning potential factors that could affect MGE’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2019, as well as in MGE’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. MGE does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. MGE cannot assure that projected results or events will be achieved or will occur.

MOHEGAN GAMING & ENTERTAINMENT

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	For the	For the
	Three Months Ended	Three Months Ended
	December 31, 2019	December 31, 2018
Revenues:
Gaming	$264,269	$221,935
Food and beverage	50,532	34,806
Hotel	27,589	22,977
Retail, entertainment and other	56,662	39,782

Net revenues	399,052	319,500

Operating costs and expenses:
Gaming	157,188	128,664
Food and beverage	41,693	26,447
Hotel	11,842	9,803
Retail, entertainment and other	24,986	20,762
Advertising, general and administrative	74,214	49,018
Corporate	14,090	12,425
Depreciation and amortization	28,544	27,090
Other, net	3,070	1,921

Total operating costs and expenses	355,627	276,130

Income from operations	43,425	43,370

Other income (expense):
Interest income	751	3,439
Interest expense	(35,356)	(36,010)
Other, net	(592)	(30)

Total other expense	(35,197)	(32,601)

Income before tax benefit (provision)	8,228	10,769
Income tax benefit (provision)	1,196	(61)

Net income	9,424	10,708
Income attributable to non-controlling interests	(30)	(86)

Net income attributable to Mohegan Gaming & Entertainment	$9,394	$10,622

MOHEGAN GAMING & ENTERTAINMENT

ADJUSTED EBITDA RECONCILIATIONS

Reconciliations of Net Income to Adjusted EBITDA:

Reconciliations of net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, to Adjusted EBITDA are shown below (in thousands, unaudited):

	For the Three Months Ended
	December 31,	December 31,
	2019	2018
Net income	$9,424	$10,708
Income tax benefit (provision)	(1,196)	61
Interest expense	35,356	36,010
Interest income	(751)	(3,439)
Other, net	592	30

Income from operations	43,425	43,370
Adjusted EBITDA attributable to non-controlling interests	(134)	(515)
Depreciation and amortization	28,544	27,090
Other, net	3,247	1,921

Adjusted EBITDA	$75,082	$71,866

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA:

Reconciliations of income (Loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands, unaudited):

	For the Three Months Ended December 31, 2019
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
Mohegan Sun	$45,065	$19,966	$67	$—	$65,098
Mohegan Sun Pocono	7,794	3,477	(62)	—	11,209
MGE Niagara Resorts	(1,333)	5,054	90	—	3,811
Management, development and other	(918)	30	3,152	(134)	2,130
Corporate	(7,164)	17	—	—	(7,147)
Inter-segment	(19)	—	—	—	(19)

Total	$43,425	$28,544	$3,247	$(134)	$75,082

	For the Three Months Ended December 31, 2018
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
Mohegan Sun	$44,063	$23,637	$468	$381	$68,549
Mohegan Sun Pocono	7,192	3,416	—	—	10,608
Management, development and other	(413)	15	1,453	(896)	159
Corporate	(7,472)	22	—	—	(7,450)

Total	$43,370	$27,090	$1,921	$(515)	$71,866

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. MGE historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, primarily represents net income before interest, taxes, depreciation and amortization and Adjusted EBITDA attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate MGE’s operations and, when viewed with both MGE’s GAAP results and the reconciliations provided, MGE believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) MGE believes it enhances an overall understanding of MGE’s past and current financial performance; (2) MGE believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of MGE’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) MGE uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of MGE’s performance) or cash flows provided by operating activities (as an indicator of MGE’s liquidity), nor should it be considered as an indicator of MGE’s overall financial performance. MGE’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of MGE’s results. MGE compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. MGE strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contact:

Christopher Jones

Vice President, Corporate Finance

Mohegan Gaming & Entertainment

(860) 862-8000